                                                                     EXHIBIT 4.1

                                CREDIT AGREEMENT


                          dated as of September 9, 2003

                                      among

                           BIO-RAD LABORATORIES, INC.,

                                  THE LENDERS,


                                  BANK ONE, NA,

                            as Administrative Agent,

                             WELLS FARGO BANK, N.A.

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,

                             as Syndication Agents,

                                       and

                               ABN AMRO BANK N.V.

                                       and

                                  BNP PARIBAS,

                             as Documentation Agents

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS.....................................................  1

ARTICLE II   THE CREDITS..................................................... 18

   2.1.       Revolving Loans................................................ 18
   2.2.       Repayment...................................................... 19
   2.3.       Ratable Loans; Types of Advances............................... 19
   2.4.       Letters of Credit.............................................. 19
              2.4.1.   Letter of Credit Facility/Determination of
                       Issuing Lender........................................ 19
              2.4.2.   Letter of Credit Participation........................ 19
              2.4.3.   Reimbursement Obligation.............................. 20
              2.4.4.   Cash Collateral....................................... 20
              2.4.5.   Letter of Credit Fees................................. 21
              2.4.6.   Indemnification; Exoneration.......................... 21
              2.4.7.   Transitional Letter of Credit Provisions.............. 22
   2.5.       Swing Line Loans............................................... 22
              2.5.1.   Amount of Swing Line Loans............................ 22
              2.5.2.   Borrowing Notice...................................... 23
              2.5.3.   Making of Swing Line Loans............................ 23
              2.5.4.   Repayment of Swing Line Loans......................... 23
   2.6.       Commitment Fee; Reductions/Increase in Aggregate
              Commitment..................................................... 24
   2.7.       Minimum Amount of Each Advance................................. 26
   2.8.       Optional/Mandatory Pre-payments................................ 27
   2.9.       Method of Selecting Types and Interest Periods for New
              Advances....................................................... 27
   2.10.      Conversion and Continuation of Outstanding Advances............ 28
   2.11.      Changes in Interest Rate, etc.................................. 29
   2.12.      Rates Applicable After Default................................. 29
   2.13.      Method of Payment.............................................. 29
   2.14.      Noteless Agreement; Evidence of Indebtedness................... 30
   2.15.      Telephonic Notices............................................. 31
   2.16.      Interest Payment Dates; Interest and Fee Basis................. 31
   2.17.      Notification of Advances, Interest Rates, Prepayments and
              Commitment Reductions.......................................... 31
   2.18.      Lending Installations.......................................... 31
   2.19.      Non-Receipt of Funds by the Agent.............................. 32
   2.20.      Replacement of Lender.......................................... 32
   2.21.      Market Disruption.............................................. 32
   2.22.      Judgment Currency.............................................. 33

ARTICLE III  YIELD PROTECTION; TAXES......................................... 33

   3.1.       Yield Protection............................................... 33
   3.2.       Changes in Capital Adequacy Regulations........................ 34
   3.3.       Availability of Types of Advances.............................. 34
   3.4.       Funding Indemnification........................................ 35

                                       i

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   3.5.       Taxes.......................................................... 35
   3.6.       Lender Statements; Survival of Indemnity....................... 37

ARTICLE IV   CONDITIONS PRECEDENT............................................ 38

   4.1.       Initial Advance................................................ 38
   4.2.       Each Advance and Letter of Credit.............................. 38

ARTICLE V    REPRESENTATIONS AND WARRANTIES.................................. 38

   5.1.       Existence and Standing......................................... 38
   5.2.       Authorization and Validity..................................... 38
   5.3.       No Conflict; Government Consent................................ 39
   5.4.       Financial Statements........................................... 39
   5.5.       Material Adverse Change........................................ 39
   5.6.       Taxes.......................................................... 39
   5.7.       Litigation and Contingent Obligations.......................... 40
   5.8.       Subsidiaries................................................... 40
   5.9.       ERISA.......................................................... 40
   5.10.      Accuracy of Information........................................ 40
   5.11.      Regulation U................................................... 40
   5.12.      Material Agreements............................................ 41
   5.13.      Compliance With Laws........................................... 41
   5.14.      Ownership of Properties........................................ 41
   5.15.      Plan Assets; Prohibited Transactions........................... 41
   5.16.      Environmental Matters.......................................... 41
   5.17.      Investment Company Act......................................... 42
   5.18.      Public Utility Holding Company Act............................. 42
   5.19.      [Reserved]..................................................... 42
   5.20.      Subordinated Indebtedness...................................... 42
   5.21.      Post-Retirement Benefits....................................... 42
   5.22.      Insurance...................................................... 42
   5.23.      Reportable Transaction......................................... 42

ARTICLE VI    COVENANTS...................................................... 42

   6.1.       Financial Reporting............................................ 43
   6.2.       Use of Proceeds................................................ 44
   6.3.       Notice of Default.............................................. 44
   6.4.       Conduct of Business............................................ 44
   6.5.       Taxes.......................................................... 45
   6.6.       Insurance; Insurance and Condemnation Proceeds................. 45
   6.7.       Compliance with Laws........................................... 45
   6.8.       Maintenance of Properties...................................... 46
   6.9.       Inspection..................................................... 46
   6.10.      Dividends...................................................... 46
   6.11.      Indebtedness................................................... 46
   6.12.      Merger......................................................... 48
   6.13.      Sale of Assets................................................. 48
   6.14.      Investments and Acquisitions................................... 49

                                       ii

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   6.15.      Liens.......................................................... 50
   6.16.      Capital Expenditures........................................... 51
   6.17.      Limitation on Negative Pledge Clauses and Payment
              Restrictions Affecting Subsidiaries............................ 52
   6.18.      [Reserved]..................................................... 53
   6.19.      Affiliates..................................................... 53
   6.20.      Unfunded Liabilities........................................... 53
   6.21.      Subordinated Indebtedness...................................... 53
   6.22.      [Reserved]..................................................... 54
   6.23.      Sale and Leaseback Transactions................................ 54
   6.24.      Contingent Obligations......................................... 54
   6.25.      Financial Contracts............................................ 54
   6.26.      Financial Covenants............................................ 54
              6.26.1.  Interest Coverage Ratio............................... 54
              6.26.2.  Leverage Ratio........................................ 55
              6.26.3.  Minimum Net Worth..................................... 55
              6.26.4.  Pro Forma Calculation................................. 55
   6.27.      Fiscal Year.................................................... 55
   6.28.      Guarantors; Pledges of Equity Interests of Foreign
               Subsidiaries.................................................. 55
   6.29.      Future Liens on Real Property.................................. 56
   6.30.      Restricted Account Agreements.................................. 57

ARTICLE VII  DEFAULTS........................................................ 57

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................. 60

   8.1.       Acceleration................................................... 60
   8.2.       Amendments..................................................... 60
   8.3.       Preservation of Rights......................................... 61

ARTICLE IX   GENERAL PROVISIONS.............................................. 61

   9.1.       Survival of Representations.................................... 61
   9.2.       Governmental Regulation........................................ 61
   9.3.       Headings....................................................... 62
   9.4.       Entire Agreement............................................... 62
   9.5.       Several Obligations; Benefits of this Agreement................ 62
   9.6.       Expenses; Indemnification...................................... 62
   9.7.       Numbers of Documents........................................... 63
   9.8.       Accounting..................................................... 63
   9.9.       Severability of Provisions..................................... 63
   9.10.      Nonliability of Lenders........................................ 63
   9.11.      Confidentiality................................................ 63
   9.12.      Disclosure..................................................... 64
   9.13.      Performance of Obligations..................................... 64
   9.14.      Waiver of Notice............................................... 65
   9.15.      Non-Reliance................................................... 65

ARTICLE X    THE AGENT....................................................... 65

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   10.1.      Appointment; Nature of Relationship............................ 65
   10.2.      Powers......................................................... 65
   10.3.      General Immunity............................................... 65
   10.4.      No Responsibility for Loans, Recitals, etc..................... 66
   10.5.      Action on Instructions of Lenders.............................. 66
   10.6.      Employment of Agents and Counsel............................... 66
   10.7.      Reliance on Documents; Counsel................................. 66
   10.8.      Agent's Reimbursement and Indemnification...................... 67
   10.9.      Notice of Default.............................................. 67
   10.10.     Rights as a Lender............................................. 67
   10.11.     Lender Credit Decision......................................... 67
   10.12.     Successor Agent................................................ 68
   10.13.     Agent's Fee.................................................... 68
   10.14.     Delegation to Affiliates....................................... 68
   10.15.     Execution of Collateral Documents.............................. 68
   10.16.     Collateral Releases............................................ 69
   10.17.     Co-Agents, etc................................................. 69

ARTICLE XI   SETOFF; RATABLE PAYMENTS........................................ 69

   11.1.      Setoff......................................................... 69
   11.2.      Ratable Payments............................................... 69
   11.3.      Application of Payments........................................ 69
   11.4.      Relations Among Lenders........................................ 70

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............... 71

   12.1.      Successors and Assigns......................................... 71
   12.2.      Participations................................................. 71
              12.2.1.  Permitted Participants; Effect........................ 71
              12.2.2.  Voting Rights......................................... 72
              12.2.3.  Benefit of Setoff..................................... 72
   12.3.      Assignments.................................................... 72
              12.3.1.  Permitted Assignments................................. 72
              12.3.2.  Effect; Effective Date................................ 72
   12.4.      Dissemination of Information................................... 73
   12.5.      Tax Treatment.................................................. 73

ARTICLE XIII NOTICES......................................................... 73

   13.1.      Notices........................................................ 73
   13.2.      Change of Address.............................................. 74

ARTICLE XIV  COUNTERPARTS.................................................... 74

ARTICLE XV   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
             TRIAL........................................................... 74

   15.1.     CHOICE OF LAW................................................... 74
   15.2.     CONSENT TO JURISDICTION......................................... 74
   15.3.     WAIVER OF JURY TRIAL............................................ 74

EXHIBITS

Exhibit A     -   Compliance Certificate
Exhibit B     -   Assignment and Acceptance
Exhibit C-1   -   Revolving Loan Note
Exhibit C-2   -   Swing Line Loan Note
Exhibit D     -   Commitment and Acceptance

SCHEDULES

Pricing Schedule
Schedule 2.4  -   Existing Letters of Credit
Schedule 4.1  -   List of Closing Documents
Schedule 5.7  -   Litigation
Schedule 5.8  -   Subsidiaries
Schedule 5.22 -   Insurance
Schedule 6.11 -   Indebtedness
Schedule 6.14 -   Investments
Schedule 6.15 -   Liens

                                CREDIT AGREEMENT

     This Agreement, dated as of September 5, 2003, is among Bio-Rad Laboratories, Inc., the Lenders, Bank One, NA, having its principal office in Chicago, Illinois, as Administrative Agent, Wells Fargo Bank, N.A. and Union Bank of California, N.A., as Syndication Agents, and ABN AMRO Bank N.V. and BNP Paribas, as Documentation Agents. The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement:

     "Acquired Indebtedness" means Indebtedness of any Person existing at the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or one of its Subsidiaries.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same currency and for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Any member of the Schwartz Group shall be deemed to be an Affiliate of the Borrower.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is One Hundred Fifty Million Dollars
($150,000,000).

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.

     "Agreed Currencies" means (i) Dollars and (ii) so long as such currency remains an Eligible Currency, the Euro.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees or letter of credit fees are accruing on the unused portion of the Aggregate Commitment or on the amount available for drawing under outstanding Letters of Credit, respectively, at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chairman, President, any Vice President, Chief Financial Officer or Treasurer of the Borrower, acting singly, provided that the Agent shall have received an incumbency certificate identifying such officer by name and title and bearing such officer's signature.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Bio-Rad Laboratories, Inc., a Delaware corporation, and its successors and assigns.

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     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and Los Angeles for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euro, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the Euro is open for business) and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Buying Lender" is defined in Section 2.6(B)(ii) hereof.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, excluding (i) the trade-in value of equipment or other assets exchanged for replacement assets, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) Permitted Acquisitions.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) direct obligations maturing within thirteen months from the date of the acquisition thereof issued or fully guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States (ii) direct obligations maturing within thirteen months from the date of the acquisition thereof and issued or fully guaranteed by any state or territory of the United States of America which maintains a short term credit quality rating of at least SP-1 or a long term rating of at least AA- by Standard and Poor's (or the equivalent rating by a nationally recognized statistical rating organization), (iii) obligations of any municipal governmental body or special assessment district within the U.S. with a short term credit quality rating of at least SP-1 or long term credit quality rating of at least AA- by Standard and Poor's (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof , (iv) obligations of any corporation who maintains a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least AA- by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) (corporate securities may include commercial paper, corporate notes, medium term notes, deposit notes and floating rate notes) maturing (or currently being called and thus subject to redemption) within thirteen months from the date of acquisition thereof, (v) obligations or investments issued or guaranteed by a financial institution who maintains a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least single-A by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) (including bankers acceptances and certificates of deposit) maturing (or currently being called and thus subject to redemption) within thirteen months from the date of acquisition thereof, (vi) senior classes of pass-through securities and mortgage-backed certificates registered under the Securities Exchange Act of 1933, with a long term credit quality rating of at least AA- by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof, (vii) Public Securities Association (PSA) repurchase agreements, master notes or deposits with financial institutions that maintain a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least AA- by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof, (viii) shares in open-ended money market mutual funds, the underlying securities of which have a weighted average maturity that is less than thirteen months, whose assets maintain an average credit quality rating of at least single-A by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization), (ix) auction rate securities with a long term credit quality rating of AAA by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) or with a long term credit quality rating of at least AA and Aa2 by Standard & Poor's and Moody's respectively (or the equivalent rating by two nationally recognized statistical rating organizations) whose scheduled auction resets are within thirteen months from the date of acquisition thereof, (x) demand deposit accounts maintained in the ordinary course of business, (xi) securities issued or fully guaranteed by any foreign government, the securities of which government are rated at least A by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof and (xii) managed funds whose assets have a weighted average maturity that is less than thirteen months and whose assets maintain an average credit quality rating of at least single-A by Standard & Poor's (or the equivalent rating by a nationally recognized statistical rating organization).

     "Change in Control" means:

     (i) any merger or consolidation of the Borrower with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Borrower's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either (x) any "person" or "group" (other than a member of the Schwartz Group) is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the Voting Equity Interests of the transferee(s) or surviving entity or entities, and the Schwartz Group shall cease to own beneficially at least a greater percentage of the Voting Equity Interests of the transferee(s) or surviving entity or entities than such other "person" or "group" or (y) the Schwartz Group shall cease to own beneficially a greater percentage of the Voting Equity Interests of such transferee(s) or surviving entity or entities than any other person or group;

     (ii) any "person" or "group" (other than a member of the Schwartz Group) is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the Borrower's Voting Equity Interests, and the Schwartz Group shall cease to own beneficially at least a greater percentage of the Borrower's Voting Equity Interests than such other "person" or "group";

     (iii) the Continuing Directors cease for any reason to constitute a majority of the Borrower's Board of Directors then in office;

     (iv)  the Borrower adopts a plan of liquidation or dissolution; or

     (v) any "Change in Control" or "Change of Control" as defined in any agreement governing Subordinated Indebtedness occurs and as a result thereof the Borrower is required to prepay or repurchase, or make an offer to prepay or repurchase, such Subordinated Indebtedness.

     "Closing Date" means the date on which each of the conditions precedent to the initial Advance set forth in Section 4.1 are satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under any Collateral Document or under any of the other Loan Documents.

     "Collateral Documents" means, collectively, all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations or any Guaranty of the Secured Obligations, including, without limitation, all security agreements, pledge agreements, mortgages, deeds of trust, powers, assignments and financing statements, whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "Commitment" means, for each Lender, the obligation of such Lender pursuant to Section 2.1 to make Revolving Loans and pursuant to Section 2.4.2 to purchase participations in Letters of Credit and pursuant to Section 2.5 to participate in Swing Line Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Increase Notice" is defined in Section 2.6(B)(i) hereof.

     "Computation Date" is defined in Section 2.1(b).

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBITDA" means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income (without duplication), (i) Consolidated Interest Expense and all non-cash interest expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business and losses from discontinued operations, and (vi) any non-cash expenses or non-cash losses and minus, to the extent included in Consolidated Net Income, extraordinary gains and gains from discontinued operations, all net of tax, realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis for such period; provided that the items to be added to and subtracted from Consolidated Net Income with respect to any Subsidiary shall be added or subtracted only to the extent and in the same proportions that (a) the net income of such Subsidiary was included in the calculation of Consolidated Net Income, if such Subsidiary is not a Wholly-Owned Subsidiary and (b) the Consolidated EBITDA of such Subsidiary (calculated as if such Subsidiary were the "Borrower") is permitted to be paid or distributed as a dividend, advance, loan or other distribution to the Borrower; provided further that with regard to the net income of any entity in which the Borrower or a Subsidiary owns an Equity Interest but such Equity Interest is insufficient to cause such entity to be deemed a "Subsidiary" hereunder, the net income of such entity shall not be included in the calculation of Consolidated Net Income except to the extent that such net income was paid or distributed to the Borrower or the Subsidiary, as applicable, as a dividend or other distribution on such entity's Equity Interest.

     "Consolidated Funded Indebtedness" means at any time, without duplication, the aggregate dollar amount of (i) Indebtedness (other than Rate Management Obligations and similar obligations under other Financial Contracts) of the Borrower and its Subsidiaries which has actually been funded and is outstanding at such time, whether or not such amount is due and payable at such time, plus
(ii) undrawn amounts available under issued standby letters of credit, all calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the cash interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, provided that Consolidated Net Income shall exclude the net income, if positive, of any of the Borrower's consolidated Subsidiaries to the extent that the declaration or payment of dividends of similar distributions is not at the time permitted by operation of the terms of its charter or by-laws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, but without regard to foreign currency translation adjustments.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the Indebtedness of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or material take-or-pay contract.

     "Continuing Directors" means, during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Borrower's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Borrower, if such agreement was approved by a vote of such majority of directors).

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means an event described in Article VII.

     "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of the amount of such currency if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in
Section 2.1. (b).

     "Dollars" and "$" shall mean the lawful currency of the United States of America.

     "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, provided however that if pursuant to a Permitted Acquisition the Borrower or any Subsidiary of the Borrower acquires a Domestic Subsidiary which is directly or indirectly owned by a Foreign Subsidiary, such acquired Subsidiary shall not be considered a Domestic Subsidiary until 90 days after the date of its acquisition.

     "Effective Commitment Amount" is defined in Section 2.6(B)(i) hereof.

     "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated.

 "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or hazardous wastes or the clean-up or other remediation thereof.

     "Equity Interests" means (i) in the case of a corporation, corporate stock,
(ii) in the case of a limited liability company, association or business entity, any and all shares, interests, participations, ownership or voting rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Euro" and/or "EUR" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

     "Eurocurrency" means any Agreed Currency.

     "Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurocurrency Rate.

     "Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in the applicable Agreed Currency reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

     "Eurocurrency Loan" means a Loan which, except as otherwise provided in
Section 2.10, bears interest at the applicable Eurocurrency Rate.

     "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, Bank One, Chicago, Illinois, or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on or measured by its overall net income or profits, and franchise taxes imposed on it, by (i) the United States of America (or any state or political subdivision thereof) or (ii) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political subdivision thereof or (iii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located or any political subdivision thereof.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of September 30, 1999, as amended, among the Borrower, the lenders party thereto and Bank One, as agent.

     "Existing Letters of Credit" is defined in Section 2.4.7.

     "Existing Subordinated Indebtedness" means the Borrower's Senior Subordinated Notes due 2007 in the principal amount of $2,100,000 which are outstanding on the Closing Date.

     "Facility Termination Date" means September 5, 2008 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate or Applicable Margin, as applicable, changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.10, bears interest at the Floating Rate.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means each Subsidiary that executes a Guaranty pursuant to the terms of Section 6.28, and its successors and assigns.

     "Guaranty" means an unconditional guaranty of payment of the Secured Obligations, in form and substance satisfactory to the Agent, executed by any Subsidiary pursuant to the terms of Section 6.28, in each case as the same may from time to time be amended, modified, supplemented and/or restated.

     "Holders of Secured Obligations" shall mean the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations which are evidenced by notes, acceptances, or other instruments, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations,
(vi) reimbursement obligations with respect to standby letters of credit, whether drawn or undrawn, (vii) Rate Management Obligations, (viii) Off-Balance Sheet Liabilities, (ix) all liabilities and obligations of the type described in the preceding clauses (i) through (viii) of any other Person that such Person has assumed or guaranteed or that are secured by a Lien on any Property of such Person (provided that if any such liability or obligation of such other Person is not the legal liability of such Person, the amount thereof shall be deemed to be the lesser of (1) the actual amount of such liability or obligation and (2) the book value of such Person's Property securing such liability or obligation), and (x) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Intercompany Indebtedness" means any Indebtedness owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary.

     "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date the applicable number of months thereafter, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts or notes receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (other than treasury stock) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. Payment by a Person under a guaranty by such Person of Indebtedness of another Person shall be deemed to be an Investment by such Person in such other Person in the amount of such payment.

     "Issuing Lender" means Bank One and any other Lender that shall have agreed, in its sole discretion, by written notification to the Borrower and the Agent, to issue Letters of Credit hereunder, and with respect to the Existing Letters of Credit only, "Issuing Lender" means Wells Fargo Bank, N.A. or Union Bank of California, N.A. Each reference to the Issuing Lender herein with respect to a particular Letter of Credit shall mean the Issuing Lender that issued or is being requested to issue, such Letter of Credit. In all other cases, a reference to the Issuing Lender shall mean any Issuing Lender or each Issuing Lender, as the context may require.

     "L/C Draft" means a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

     "L/C Interest" shall have the meaning ascribed to such term in Section
2.4.2.

     "L/C Obligations" means, without duplication, an amount equal to the sum of
(i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

     "Lender Increase Notice" is defined in Section 2.6(B)(i) hereof.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

     "Letter of Credit" means any letter of credit issued or to be issued by the Issuing Lender pursuant to Section 2.4.1 and any Existing Letter of Credit.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means a Revolving Loan or a Swing Line Loan.

     "Loan Documents" means this Agreement, any Notes issued pursuant to Section 2.14, any Guaranty, the Collateral Documents and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Loan Parties" means the Borrower and each Guarantor.

     "Margin Stock" shall have the meaning assigned thereto in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and the Guarantors collectively to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Domestic Subsidiary" means (i) any Domestic Subsidiary (other than a Guarantor) having assets (other than non-U.S. domiciled assets and Equity Interests in Foreign Subsidiaries) with a book value of $15,000,000 or more,
(ii) any group of Domestic Subsidiaries (other than Guarantors) on a combined basis having such assets with a book value of $25,000,000 or more or (iii) any Domestic Subsidiary that constitutes a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     "Material Indebtedness" is defined in Section 7.5.

     "Material Subsidiary" means any Subsidiary, or group of Subsidiaries on a combined basis, that constitutes a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     "Moody's" mean Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit C-1 or C-2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all unpaid Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Swing Line Lender, the Issuing Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or recourse liability of such Person with respect to the collectibility of accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (iv) any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, with respect to any Lender, at any particular time, the sum of (i) the outstanding principal Dollar Amount of such Lender's Pro Rata Share of the Revolving Loans at such time, plus (ii) the outstanding principal Dollar Amount of such Lender's Pro Rata Share of the Swing Line Loans at such time, plus (iii) the outstanding Dollar Amount of such Lender's Pro Rata Share of the L/C Obligations at such time.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means any Acquisition made by the Borrower or any of its Subsidiaries, provided that (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (iii) the business to be acquired in such Acquisition is reasonably related to one or more of the fields of enterprise in which the Borrower and its Subsidiaries are engaged on the Closing Date, (iv) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (v) after giving effect to such Acquisition, the aggregate amount of consideration consisting of (collectively, the "Consideration") (A) cash payments for, plus (B) Indebtedness issued or assumed in connection with, plus (C) the reasonable projected amount (discounted to present value) of any non-contingent future payments for, plus
(D) stock issued by the Borrower and its Subsidiaries in connection with, all Acquisitions during any 12 month period shall be equal to or less than $200,000,000, provided, further that the aggregate amount of Consideration for all Acquisitions of foreign entities or all or substantially all of the assets of a business during any such 12 month period shall be equal to or less than $150,000,000.

     "Permitted Subordinated Indebtedness" means the Borrower's 7.50% Senior Subordinated Notes due 2013 in the principal amount of $225,000,000 outstanding on the Closing Date and up to $25,000,000 of additional Indebtedness of the Borrower, the payment of which is subordinated to payment of the Secured Obligations and all of the terms and conditions of which are reasonably acceptable to the Agent and the Required Lenders provided that terms and conditions substantially similar to those contained in the Indenture dated as of August 11, 2003 between the Borrower and Wells Fargo Bank, National Association, as Trustee, shall be deemed to be reasonably acceptable.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group could reasonably be expected to incur any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced by Bank One or an affiliate of Bank One (which is not necessarily the lowest rate charged to any customer) from time to time, changing when and as said prime rate changes.

     "Proposed New Lender" is defined in Section 2.6(B)(i) hereof.

     "Pro Rata Share" means, with respect to any Lender at any time, the fraction (expressed as a percentage) obtained by dividing (a) such Lender's Commitment at such time by (b) the Aggregate Commitment at such time; provided, however, that if the Commitments shall have been terminated at such time, then such Lender's "Pro Rata Share" shall mean such Lender's Pro Rata Share immediately before the termination (as subsequently modified by any assignment permitted under Section 12.3).

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, including, without limitation, Equity Interests of Subsidiaries of such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligation" is defined in Section 2.4.3.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having more than 50% of the Aggregate Commitment, or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), if any, which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Advance" means an Advance consisting of Revolving Loans.

     "Revolving Loan" means, with respect to any Lender, a loan made by such Lender pursuant to Section 2.1. (or any conversion or continuation thereof).

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Schwartz Group" means David and Alice Schwartz, their family and heirs, and corporations, partnerships and limited liability companies 100% owned by any of the foregoing and trusts for the benefit of any of the foregoing.

     "Selling Lender" is defined in Section 2.6(B)(ii) hereof.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to any Lender or any affiliate of any Lender.

     "Security Agreement" means that Security Agreement dated the date of this Agreement and made by the Borrower in favor of the Agent, for its benefit and for the benefit of the "Holders of Secured Obligations".

     "Single Employer Plan" means a Plan (other than a Multiemployer Plan) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subordinated Indebtedness" means the Existing Subordinated Indebtedness and the Permitted Subordinated Indebtedness.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Subsidiary Reorganization" means a reorganization or restructuring of certain of the Borrower's Foreign Subsidiaries.

     "Swing Line Borrowing Notice" is defined in Section 2.5.2.

     "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability

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

company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's consolidated current assets, except cash and Cash Equivalent Investments, over (ii) the Borrower's consolidated current liabilities, except current maturities of long-term debt and Revolving Loans as of such date and all accrued interest as of such date.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

     2.1. Revolving Loans. (a) Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans in Agreed Currencies to the Borrower from time to time in Dollar Amounts not to exceed in the aggregate at any one time outstanding the Dollar Amount of its Commitment minus the Dollar Amount of its Outstanding Credit Exposure at such time, provided that all Floating Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     (b) Determination of Dollar Amounts; Required Payments. The Agent will determine the Dollar Amount of:

            (i) each Revolving Advance as of the date two Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Revolving Advance, and

            (ii) all outstanding Revolving Advances and L/C Obligations on and as of the last Business Day of each quarter and on any other Business Day elected by the Agent in its reasonable discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a "Computation Date" with respect to Revolving Advances and L/C Obligations for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the Aggregate Outstanding Credit Exposure (calculated, with respect to those Revolving Advances and L/C Obligations denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect thereto) exceeds 105% of the Aggregate Commitment, the Borrower shall immediately repay Revolving Advances and/or Swing Line Loans in an aggregate principal amount such that after giving effect thereto the Dollar Amount of the Aggregate Outstanding Credit Exposure (calculated, with respect to those Revolving Advances and L/C Obligations denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect thereto) does not exceed the Aggregate Commitment.

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

     2.2. Repayment. All outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3. Ratable Loans; Types of Advances. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably in accordance with their respective Pro Rata Shares. The Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the Borrower in accordance with
Section 2.5. After giving effect to any Advance, unless the Agent shall consent, there shall not be more than ten (10) different Interest Periods in effect with respect to all Advances then outstanding.

     2.4.   Letters of Credit.

            2.4.1.  Letter of Credit Facility/Determination of Issuing Lender.
(a) Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as the Issuing Lender may reasonably require, and subject to the provisions of subsection (b) below, Section 2.1 and
Article IV, the Issuing Lender shall issue Letters of Credit denominated in any Agreed Currency for the account of the Borrower (or for the account of the Borrower and any of its Subsidiaries, provided that the obligations of any such Subsidiary under an application for a Letter of Credit, if any, shall be limited to such Letter of Credit with respect to which it is named as an account party), on terms as are satisfactory to the Issuing Lender; provided, however, that no Letter of Credit will be issued for the account of the Borrower by the Issuing Lender if on the date of issuance, before or after taking such Letter of Credit into account, (i) the Aggregate Outstanding Credit Exposure exceeds or would exceed the Aggregate Commitment, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations exceeds or would exceed $15,000,000; and provided, further, that no Letter of Credit shall be issued which has an expiration date later than the earlier of (A) one year from the date of issuance thereof and (B) the date which is five (5) Business Days immediately preceding the Facility Termination Date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Facility Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

     (b) Upon receipt of a request from the Borrower for the issuance of a Letter of Credit, the Issuing Lender shall promptly give written notification to the Agent of the Dollar Amount and Agreed Currency thereof. Within one (1) Business Day after receipt of such notice, the Agent shall give written notification to the Issuing Lender as to whether such Letter of Credit may or may not be issued, based on the criteria set forth in causes (i) and (ii) of the proviso in subsection (a) above.

            2.4.2. Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit by the Issuing Lender hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Lender thereunder (collectively, an

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

"L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share.

            The Issuing Lender will notify the Agent promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit, and the Agent will promptly notify each Lender. On or at any time after the Business Day on which the Issuing Lender makes payment of each such L/C Draft or any other draw on a Letter of Credit, on demand of the Issuing Lender received by each Lender not later than 1:00 p.m. (Chicago time) on such Business Day, each Lender shall make payment on such Business Day to the Agent for the account of the Issuing Lender, in immediately available funds in the Agreed Currency of such Letter of Credit, in an amount equal to such Lender's Pro Rata Share of the amount of the Borrower's unpaid Reimbursement Obligation with respect thereto.

            Upon the Agent's receipt of funds as a result of the Issuing Lender's payment on an L/C Draft or any other draw on a Letter of Credit issued by the Issuing Lender, the Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Lender to pay the Agent for the account of the Issuing Lender under this Section 2.4.2 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.4.2, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent on behalf of the Issuing Lender receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this Section 2.4.2.

            2.4.3. Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Agent or the Issuing Lender to pay to the Agent, for the account of the Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft), each such payment to be made by the Borrower to the Agent no later than 2:00 p.m. (Chicago time) on the third Business Day after the Business Day on which the Issuing Lender makes payment of each such L/C Draft. The Issuing Lender may direct the Agent to make such demand with respect to Letters of Credit issued by the Issuing Lender. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance. Such interest shall be for the account of the Issuing Lender until the Lenders make payment for their respective participation interests in such Reimbursement Obligation in accordance with Section 2.4.2.

            2.4.4. Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, upon the Agent's demand (and, in the case of any Default described in Section 7.6 or 7.7, immediately, without any demand or the taking of any other action by the

Agent, the Issuing Bank or any Lender), deliver to the Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Required Lenders, equal to the aggregate outstanding L/C Obligations of the Borrower. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent or the Issuing Lender, as applicable, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.4.4. which are not to be applied to reimburse the Issuing Lender for amounts actually paid or, with respect to a previously submitted draft, to be paid by the Issuing Lender in respect of a Letter of Credit or L/C Draft shall be returned to the Borrower (after deduction of the Agent's reasonable expenses incurred in connection with such cash collateral account).

            2.4.5.  Letter of Credit Fees. The Borrower agrees to pay in Dollars
(i) quarterly, in arrears, on each Payment Date to the Agent, for the ratable benefit of the Lenders, a letter of credit fee in the amount of the Applicable Fee Rate per annum on the aggregate average daily outstanding Dollar Amount available for drawing under all of the Letters of Credit and (ii) to the Agent for the benefit of the Issuing Lender, a fronting fee of 1/8 of one percent (0.125%) of the initial outstanding Dollar Amount available for drawing under each Letter of Credit (other than the Existing Letters of Credit), payable on the date of issuance of such Letter of Credit, plus all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Lender with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

            2.4.6. Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower agrees to protect, indemnify, pay and save harmless the Agent, the Issuing Lender and each Lender from and against any and all liabilities and costs which the Agent, the Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or
(ii) the failure of the Issuing Lender of a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

     (b) As among the Borrower, the Lenders, the Issuing Lender and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Lender and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender's rights or powers under this
Section 2.4.6.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.4.6. shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

            2.4.7. Transitional Letter of Credit Provisions. From and after the Closing Date, the letters of credit described on Schedule 2.4 (the "Existing Letters of Credit") shall be deemed to constitute Letters of Credit issued pursuant to Section 2.4.1. in which the Lenders participate pursuant to Section
2.4.2. Fees shall accrue in respect of the Existing Letters of Credit as provided in Section 2.4.5. beginning as of the Closing Date.

     2.5.   Swing Line Loans.

            2.5.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender may, in its sole discretion, on the terms and conditions set forth in this Agreement, make Swing Line Loans to the Borrower from time to time, in Dollars, in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, provided that the Dollar Amount of the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of
(i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to
Section 2.1, plus (iii) the outstanding Dollar Amount of the Swing Line Lender's obligations to purchase participations in the L/C Obligations, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

            2.5.2. Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000 (and increments of $50,000 if in excess thereof). The Swing Line Loans shall bear interest at the Floating Rate.

            2.5.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, if the Agent has, in its sole discretion, decided to make the requested Swing Line Loan, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender may, in its sole discretion make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address. If the Swing Line Lender elects, in its sole discretion, not to make such Swing Line Loans, the Swing Line Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower and each Lender.

            2.5.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this
Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.6. Commitment Fee; Reductions/Increase in Aggregate Commitment. (A) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment (calculated as such Lender's Pro Rata Share of the Available Aggregate Commitment) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof), upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

            (B) Increase of Commitments. (i) At any time, but not more than twice, the Borrower may request that the Aggregate Commitment be increased; provided that, without the prior written consent of all of the Lenders, (a) the Aggregate Commitment shall at no time exceed $200,000,000 minus the aggregate amount of all reductions in the Aggregate Commitment previously made pursuant to
Section 2.6(A); and (b) each such request shall be in a minimum amount of at least $10,000,000 and increments of $5,000,000 in excess thereof. Such request shall be made in a written notice given to the Agent and the Lenders by the Borrower not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "Commitment Increase Notice") shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in the proportions that their respective Commitments bear to the Aggregate Commitment under this Agreement. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Agent being herein a "Lender Increase Notice"). Any Lender which does not submit a Lender

Increase Notice to the Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrower in the Commitment Increase Notice, the Agent and the Arranger shall have the right, with the consent of the Borrower, to allocate the amount of increases necessary to meet the Borrower's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Borrower, not later than three (3) Business Days prior to the proposed effective date the Borrower may notify the Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "Proposed New Lender") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Agent (which consent shall not be unreasonably withheld). If the Borrower shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices (subject to clause (d) above). Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Commitment (the "Effective Commitment Amount") and the amount of the Aggregate Commitment, which amounts shall be effective on the following Business Day. Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (A) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment all representations and warranties shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default, (B) the Borrower, the Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the Aggregate Commitment shall have executed and delivered a "Commitment and Acceptance" substantially in the form of Exhibit D hereto, (C) counsel for the Borrower and for the Guarantors shall have provided to the Agent supplemental opinions in form and substance reasonably satisfactory to the Agent and (D) the Borrower and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as may be required under Article IV or that the Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Agent to the Borrower. No less than two (2) Business Days prior to the effective date of the increase of the Aggregate Commitment, the Agent shall notify the Borrower of the amount of the fee to be charged by the Lenders, and the Borrower may, at least one (1) Business Day prior to such effective date, cancel its request for the commitment increase. If the commitment increase is cancelled pursuant to the immediately preceding sentence, the Borrower's cancelled increase request shall not be counted towards the Borrower's two increase requests which are permitted by the first sentence of this Section 2.6(B). Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

            (ii) For purposes of this clause (ii), (A) the term "Buying Lender(s)" shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitment and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (b) the term "Selling Lender(s)" shall mean each Lender whose Commitment is not being increased from that in effect prior to such increase in the Aggregate Commitment. Effective on the effective date of any increase in the Aggregate Commitment pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Effective on the effective date of the increase in the Aggregate Commitment pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Such amount shall be payable on the effective date of the increase in the Aggregate Commitment by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurocurrency Rate Loan hereunder on the terms and in the manner as set forth in Section 3.4.

     2.7. Minimum Amount of Each Advance. Each Eurocurrency Advance in Dollars shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), each Eurocurrency Advance in Euro shall be in the minimum amount of EUR 5,000,000 (and in multiples of EUR 1,000,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of

$250,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.8. Optional/Mandatory Pre-payments. (A) The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $250,000 or any integral multiple of $250,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon notice to the Agent not later than 12:00 noon (Chicago time) on the date of payment (which shall be a Business Day). The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurocurrency Advances in Dollars upon three Business Days' prior notice to the Agent, and in a minimum aggregate amount of EUR 5,000,000 or any integral multiple of EUR 1,000,000 in excess thereof, any portion of the outstanding Eurocurrency Advances in Euro upon four Business Days' prior notice to the Agent.

            (B) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Aggregate Outstanding Credit Exposure is greater than the Aggregate Commitment, the Borrower shall not later than the following Business Day make a mandatory prepayment of the Loans in an amount equal to such excess.

     2.9. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 12:00 noon (Chicago time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan), at least three Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars and at least four Business Days before the Borrowing Date for each Eurocurrency Advance in Euro, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii)   the aggregate amount of such Advance,

            (iii)  the Type of Advance selected, and

            (iv) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

On each Borrowing Date, each Lender shall make available its Loan or Loans, (i) if such Loan is denominated in Dollars, not later than 2:00 p.m., Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIII and, (ii) if such Loan is denominated in an Agreed Currency other than Dollars, not later than 2:00 p.m., local time, in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section
2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

            (i) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

            (ii) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or
                   (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period.

Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of an Advance (other than Swing Line Loans) of any Type into any other Type or Types of Advances denominated in the same Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 12:00 noon (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, or four Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation, and

            (ii) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

     2.11. Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance in Dollars. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the letter of credit fee payable pursuant to clause (i) of Section 2.4.5 shall be increased by 2% per annum above the fee otherwise applicable, provided that, during the continuance of a Default under
Section 7.6 or 7.7, the interest rates and letter of credit fee set forth in clauses (i), (ii) and (iii) above shall be applicable to all Advances and Letters of Credit, respectively, without any election or action on the part of the Agent or any Lender.

     2.13. Method of Payment. (i) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (local time) at the place of payment on the date when due and shall (except with respect to repayments of Swing Line Loans) be applied ratably by the Agent among the Lenders. All payments to be made by the Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender and
(b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency.

     (ii) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

     2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit C-1 and/or C-2, as applicable. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurocurrency Advances, commitment fees and letter of credit fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366 day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof (and in any event by 1:00 p.m., Chicago time, on the applicable Borrowing Date with respect to a Borrowing Notice for a Floating Rate Advance), the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18. Lending Installations. Subject to Section 3.6, each Lender will book its Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.18. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Subject to Section 3.6, each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.19. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan, or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.20.  Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations owing to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

     2.21. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the Borrower notifies the Agent prior to 10:00 a.m. on such Borrowing Date that it elects not to borrow on such date.

     2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.

                                   ARTICLE III
                             YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the date hereof:

            (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurocurrency Loans, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than any component of the Reserve Requirement taken into account in determining the interest rate applicable to Eurocurrency Advances), or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurocurrency Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurocurrency Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurocurrency Loans held or interest received by it, by an amount reasonably deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurocurrency Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurocurrency Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender (including any Lender in its capacity as the Issuing Lender) reasonably determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, its L/C Interests or its Commitment to make Loans or to issue or participate in Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances (until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist) and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made or converted on the date specified by the Borrower for any reason other than default by one or more Lenders, the Borrower will indemnify each Lender (other than any Lender in default of its obligations under this Agreement) for any loss or cost actually incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance, but in any event not including lost profits.

     3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder shall be made free and clear of and without deduction or withholding for any and all Taxes except as required by applicable law as a result of the failure by such Lender or such Agent (as the case may be) to provide any form required to be delivered pursuant to Section 3.5(iv) or
Section 3.5(viii) of this Agreement. Subject to Section 3.5(v) of this Agreement, if the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement ("Other Taxes").

     (iii) Subject to Section 3.5(v) of this Agreement, the Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to
Section 3.6 and delivers to the Borrower (with a copy to the Agent) either (A) a copy of the receipt issued by a Governmental Authority evidencing payment of such Taxes or Other Taxes or (B) a certificate as to the amount of such payment prepared in good faith.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, on or prior to the date of this Agreement (and in the case of a Transferee that is a Non-U.S. Lender, on or prior to the date such person acquires an interest in any Loan Document), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or (ii) in the case of a Non-U.S. Lender claiming exemption from the withholding of United States federal income tax under Section 881(c) of the Code with respect to payments of "portfolio interest", deliver two duly completed copies of United States Internal Revenue Service Form W-8BEN and a certificate representing that such Lender is not (A) a "bank" for purposes of
Section 881(c) of the Code, (B) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (C) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), certifying in either case that such Lender is entitled to receive all payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive all payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the date of this Agreement and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form as required pursuant to clause (iv), above with respect to any payment under the Agreement (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date of this Agreement), such Non-U.S. Lender shall not be entitled to indemnification or any additional payments under this Section 3.5 with respect to Taxes imposed by the United States on such payment. If a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     (viii) Any Lender that is a United States person as defined in section 7701(a)(30) of the Code, including any Transferee that is a United States person, shall deliver to the Borrower (with a copy to the Agent) a statement signed by an authorized signatory of the Lender that it is a United States person and, if necessary to avoid U.S. backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that the Lender is organized under the laws of the United States and is not subject to backup withholding.

     (ix) If any Agent or Lender determines, in its reasonable judgment, that, based on a final determination, it has received a refund of, or a credit with respect to, any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.5 of this Agreement, it shall pay over such refund or credit to the Borrower within 10 Business Days of the receipt of such refund or the use of such credit. This section shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or to any other Person.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     4.1. Initial Advance. The Lenders shall not be required to make the initial Loans hereunder unless (a) the Borrower has furnished to the Agent the documents listed on the List of Closing Documents attached hereto as Schedule 4.1, (b) the Borrower has paid (or made arrangements to pay concurrently with the making of the initial Loans) all principal, interest, fees and premiums, if any, on all loans outstanding under the Existing Credit Agreement and has terminated such agreement, and (c) the Borrower has paid to the Agent and the Arranger the fees agreed to in the letter agreement dated July 15, 2003 then due and owing.

     4.2. Each Advance and Letter of Credit. The Lenders shall not (except as otherwise set forth in Section 2.5.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Advance, and the Issuing Lender shall not be required to issue any Letter of Credit, unless on the applicable Borrowing Date or date of issuance:

            (i)    There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date or date of issuance except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

     Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, with respect to each such Advance and each application with respect to each such Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Subject to Section 2.10, the conditions contained in this Section 4.2 shall not apply to the conversion or continuation of all or any portion of any outstanding Advance.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to own, operate and encumber its Property and to conduct its business, as presently conducted in each jurisdiction in which its business is conducted, except for any failure to be so authorized that could not reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its

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

obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or equivalent) proceedings, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (ii) filings necessary to create or perfect security interests in the Collateral.

     5.4. Financial Statements. The December 31, 2002 audited consolidated financial statements and the March 31, 2003 unaudited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended, subject, in the case of such unaudited financial statements, to normal year-end adjustments and the absence of notes.

     5.5. Material Adverse Change. Since December 31, 2002 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. The Borrower and its Subsidiaries have filed all material United States federal tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the

Borrower or any of its Subsidiaries, except such taxes, if any, as are not yet due and payable or are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. No tax liens have been filed and no claims are being asserted with respect to any such material taxes, except such taxes, if any, as are not yet due and payable or are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principals. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes are adequate in accordance with Agreement Accounting Principles.

     5.7.   Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on
Schedule 5.7, the Borrower and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective Equity Interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding Equity Interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interest) duly authorized and issued and are fully paid and non-assessable. No Material Domestic Subsidiaries exist as of the Closing Date.

     5.9. ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: there are no Unfunded Liabilities under any Single Employer Plans; neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans; each Plan complies in all material respects with all applicable requirements of law and regulations; no Reportable Event has occurred with respect to any Plan; neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so; and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in a manner relied upon by the Lenders to their detriment.

     5.11. Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. After giving effect to the application of proceeds of each Advance hereunder, the Aggregate

Outstanding Credit Exposure will not exceed the sum of (i) 50% of the value of all Margin Stock held by the Borrower or any of its Subsidiaries at such time plus (ii) the value of all Collateral other than Margin Stock at such time.

     5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement (other than agreements or instruments evidencing or governing Indebtedness) to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. Except as set forth on Schedule 6.15, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries and all other Property material to the Borrower's and its Subsidiaries' businesses, except as sold or otherwise disposed of in the ordinary course of business. The Borrower and each Subsidiary (i) owns and/or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of its business without any known conflict with the rights of others, and (ii) owns and/or possesses and/or has applied for all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the planned conduct of its business for the next six months, without any known conflict with the rights of others, except, with respect to clauses (i) and (ii), where the failure to own and/or possess any patents, trademarks, trade names, service marks, copyrights, licenses and/or rights could not reasonably be expected to have a Material Adverse Effect and/or subject the Borrower or any Subsidiary to any material liability in connection with any infringement and/or similar cause of action related to any of the foregoing.

     5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans or issuance of Letters of Credit hereunder gives rise to a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to "plan assets" of the Borrower and its Subsidiaries.

     5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  [Reserved].

     5.20. Subordinated Indebtedness. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

     5.21. Post-Retirement Benefits. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any expected costs of post-retirement medical and insurance benefits payable to their employees and former employees, as estimated by the Borrower in accordance with Financial Accounting Standards Board Statement No. 106.

     5.22. Insurance. Schedule 5.22 accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Borrower and its Domestic Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) any reserves relating to any self-insurance program that is in effect.

     5.23. Reportable Transaction. The Borrower does not intend to treat the Advances as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

                                   ARTICLE VI
                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

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

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

            (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

            (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

            (iii) As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such fiscal year.

            (iv) Within 10 days after the delivery of the Financial Statements required under Section 6.1(i) and within 15 days after the delivery of the financial statements required under Section 6.1(ii), a compliance certificate in substantially the form of Exhibit A signed by its Chief Financial Officer or Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (vi) As soon as possible and in any event within 20 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (vii) As soon as possible and in any event within 20 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

            (xi) (A) Within 5 Business Days after each purchase by the Borrower or any of its Subsidiaries of Margin Stock in the amount of $1,000,000 or more and (B) together with each delivery of a compliance certificate pursuant to Section 6.1
                   (iv), a current list of all Margin Stock (and its current value) held by the Borrower or any of its Subsidiaries.

     6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to repay loans outstanding under the Existing Credit Agreement, for working capital and for other general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in violation of Regulation U.

     6.3. Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business only in fields of enterprise substantially the same as or reasonably related to the fields of enterprise in which it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

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

     6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal, if applicable, and applicable foreign, state and local material tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property which if unpaid might become a Lien on any of the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside if and to the extent required by Agreement Accounting Principles.

     6.6. Insurance; Insurance and Condemnation Proceeds. (a) The Borrower shall maintain for itself and its Domestic Subsidiaries, or shall cause each of its Domestic Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 5.22 or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Borrower shall deliver to the Agent (i) endorsements to all "All Risk" physical damage insurance policies on all of the Borrower's and the Guarantors' tangible real and personal property and assets and business interruption insurance policies naming the Agent loss payee, and (ii) certificates as to all general liability and other liability policies naming the Agent an additional insured. In the event the Borrower or any of its Domestic Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto within ten days after written notice from the Agent, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter so long as such failure shall continue (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (b) The Borrower shall direct (and, if applicable, shall cause any Guarantor to direct) all insurers under policies of property damage, machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations. Unless an Unmatured Default or Default shall have occurred and be continuing, the Agent shall remit such proceeds to the Borrower. If a Default exists and is continuing, then the Agent shall, at the request of the Required Lenders, apply such proceeds as a prepayment of the Revolving Loans. If an Unmatured Default exists, then the Agent shall hold such proceeds as cash collateral for the Obligations in an interest bearing account until the earlier to occur of (i) such Unmatured Default becoming a Default (in which case, the proceeds held in the cash collateral account shall be applied pursuant to the terms of the immediately preceding sentence) or (ii) the Agent's determination, in its reasonable discretion, that such Unmatured Default has been cured or otherwise no longer exists (in which case, the Agent shall remit such proceeds to the Borrower). Each such policy shall contain a long-form loss-payable endorsement naming the Agent as loss payee, which endorsement shall be in form and substance acceptable to the Agent.

     6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect and/or result in the creation of any Lien not permitted by Section 6.15.

     6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary and commercially reasonable to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, in each case except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers, in each case upon reasonable advance notice and at such reasonable times (during normal business hours) and intervals as the Agent may designate.

     6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its Equity Interests at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and excluding share repurchases of the Borrower's capital stock used (i) to fund employee stock purchase plans and employee stock option plans or (ii) as consideration, in whole or in part, for any Permitted Acquisition, provided that all such share repurchases do not exceed $5,000,000 in the aggregate in any fiscal year, and provided further, in the case of any repurchase of capital stock to be used as described in clause
(ii) above, that no Default or Unmatured Default exists before or after giving effect to such repurchase. Distributions by Subsidiaries permitted by this
Section 6.10 may include (x) distributions of Equity Interests and/or Intercompany Indebtedness of Foreign Subsidiaries in connection with the Subsidiary Reorganization or (y) other Distributions made in connection with the Subsidiary Reorganization which Distributions are consented to by the Agent (which consent may be withheld by the Agent in its sole discretion).

     6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            (i)    The Loans and Reimbursement Obligations.

            (ii) Indebtedness (other than Indebtedness of Foreign Subsidiaries and Intercompany Indebtedness) existing on the Closing Date and described in Part I of Schedule 6.11.

            (iii) Indebtedness arising under Rate Management Transactions and other Financial Contracts permitted by Section 6.25.

            (iv)   The Subordinated Indebtedness.

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

            (v) Indebtedness (other than Intercompany Indebtedness) of Foreign Subsidiaries not exceeding $25,000,000 (or equivalent in foreign currencies) in aggregate principal amount at any one time outstanding.

            (vi) Factoring of accounts and notes receivable of Foreign Subsidiaries, provided that (A) such receivables sold without recourse to the selling Foreign Subsidiary shall be sold on commercially reasonable terms and (B) the liabilities of such Foreign Subsidiaries with respect to such receivables sold with recourse to the selling Foreign Subsidiary shall not exceed $10,000,000 (or equivalent in foreign currencies) in the aggregate outstanding at any time.

            (vii)  Indebtedness constituting Contingent Obligations permitted by
                   Section 6.24.

            (viii) Indebtedness incurred pursuant to Sale and Leaseback
                   Transactions, provided that at the time such transaction is entered into (A) no Default or Unmatured Default exists and
                   (B) the Leverage Ratio as of the last day of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.1 on a pro forma basis as if such Sale and Leaseback Transaction were entered into at the beginning of the four-fiscal quarter period ending on such day would have been equal to or less than 2.50 to 1.00.

            (ix) Intercompany Indebtedness of the Borrower to any Subsidiary or of any Guarantor to the Borrower or any other Subsidiary or of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; provided that if the Borrower or any Guarantor is the obligor on such Intercompany Indebtedness, such Intercompany Indebtedness shall be expressly subordinate to the payment in full of the Secured Obligations in a manner satisfactory in form and substance to the Agent.

            (x) Intercompany Indebtedness of any Subsidiary that is not a Guarantor to the Borrower or any Guarantor (i) existing on the Closing Date and described on Part II of Schedule 6.11 or
                   (ii) incurred after the Closing Date in the ordinary course of business.

            (xi) Other Intercompany Indebtedness, not otherwise permitted by clauses (ix) and (x) above, permitted by Section 6.14(iii).

            (xii) Other Intercompany Indebtedness incurred in connection with the Subsidiary Reorganization if the incurrence of such Intercompany Indebtedness is consented to by the Agent (which consent may be withheld by the Agent in its sole discretion).

            (xiii) Other Indebtedness (other than Intercompany Indebtedness), not otherwise permitted by clauses (i) through (xii) above, not exceeding $15,000,000 in the aggregate outstanding at any one time.

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

     6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge (i) into the Borrower or a Wholly-Owned Subsidiary, (ii) in connection with a Permitted Acquisition or (iii) in connection with the Subsidiary Reorganization if such merger is consented to by the Agent (which consent may be withheld by the Agent in its sole discretion), provided, in each case, that if a Guarantor merges with another Subsidiary, the surviving entity shall be a Guarantor.

     6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

            (i)    Sales of inventory in the ordinary course of business.

            (ii) Sales by Foreign Subsidiaries of accounts receivable and notes receivable permitted by Section 6.11(vi).

            (iii) Sales or other dispositions of Property in connection with Sale and Leaseback Transactions permitted by Section 6.11(viii).

            (iv) Equipment or other assets traded in or exchanged for replacement assets.

            (v) Sales or other dispositions of Property by any Foreign Subsidiary to the Borrower or to any other Subsidiary in connection with the Subsidiary Reorganization.

            (vi) Leases, sales or other dispositions of its Property (excluding leases, sales or other dispositions permitted under clauses (i) through (v) above) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (vi) during the four-fiscal quarter period ending with the fiscal quarter in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, provided that during the continuance of a Default or Unmatured Default, any disposition of Collateral pursuant to this clause (vi) shall be for consideration consisting only of cash and Cash Equivalent Investments.

            (vii)  Dividends or distributions permitted by Section 6.10.

            (viii) Dispositions of Property that constitute Investments permitted by Section 6.14.

            (ix) Sales or other distributions of Property by the Borrower to any Guarantor or by any Guarantor to the Borrower or any other Guarantor or by any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor.

            (x) Sales or other distributions of Property made in connection with the Subsidiary Reorganization if such sales or distributions are consented to

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

                   by the Agent (which consent may be withheld by the Agent in its sole discretion).

     6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i)    Cash Equivalent Investments.

            (ii) Investments in Equity Interests in Subsidiaries existing on the Closing Date; Intercompany Indebtedness permitted by
                   Section 6.11 (other than clause (xi) thereof); Intercompany Indebtedness of any Subsidiary to the Borrower which is incurred in the ordinary course of business; and other Investments existing on the Closing Date and described in
                   Schedule 6.14.

            (iii) Investments by the Borrower or any Guarantor in Subsidiaries other than Guarantors, in addition to Investments permitted by clause (ii) above not to exceed in the aggregate during the term of this Agreement the sum of (A) $15,000,000 (or equivalent in foreign currencies) plus (B) the cumulative amount of repayments of principal, returns of capital and dividends received by the Borrower or any Guarantor from Subsidiaries other than Guarantors on Investments (including existing Investments) in such Subsidiaries. To the extent that the Borrower or any Guarantor makes an Investment in a Subsidiary by converting Intercompany Indebtedness of such Subsidiary to an Equity Interest or Equity Interests in such Subsidiary, such conversion shall not be deemed to be a new Investment for purposes of this clause (iii).

            (iv) Investments in the Borrower and in Subsidiaries that are Guarantors, and Investments by Subsidiaries that are not Guarantors in other Subsidiaries that are not Guarantors.

            (v) (A) Permitted Acquisitions and (B) Investments by the Borrower or any Guarantor in Subsidiaries other than Guarantors to be used to fund Permitted Acquisitions, provided that in each case no Default or Unmatured Default exists before or after giving effect to such Permitted Acquisition.

            (vi) Investments constituting Rate Management Transactions and Financial Contracts permitted by Section 6.25.

            (vii) Investments constituting Contingent Obligations (or payments thereon) permitted by Section 6.24.

            (viii) Investments in connection with the Subsidiary Reorganization by the Borrower or any Guarantor in Subsidiaries that are not Guarantors to the extent that the investing entity received a payment or Property pursuant to a distribution or other transfer in connection with the Subsidiary Reorganization.

            (ix) Other Investments made in connection with the Subsidiary Reorganization if such Investments are consented to by the Agent (which consent may be withheld by the Agent in its sole discretion).

            (x) Other Investments not otherwise permitted by clauses (i) through (ix) above, not exceeding (A) $20,000,000 per Investment and (B) in the aggregate during the term of this Agreement, the sum of (x) $85,000,000 plus (y) the cumulative amount of repayments of principal, returns of capital and dividends received by the Borrower or any Guarantor on Investments made pursuant to this clause (x).

     6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges (other than Liens imposed by the PBGC) or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books if and to the extent required by Agreement Accounting Principles.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books if and to the extent required by Agreement Accounting Principles.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

            (v) Liens granted to or for the benefit of the Agent, the Lenders and/or the Holders of Secured Obligations pursuant to any Loan Document or Rate Management Transaction.

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

            (vi) Liens on property of Foreign Subsidiaries in connection with banker's acceptances with maturities not in excess of 180 days.

            (vii) Liens on accounts and notes receivable of Foreign Subsidiaries securing loans and advances to Foreign Subsidiaries permitted by Section 6.11.

            (viii) Liens against equipment, property, or plant leased by the
                   Borrower or any Subsidiary in favor of the lessor thereof.

            (ix) Purchase money Liens to secure Indebtedness permitted hereunder, and extensions, renewals and refinancing thereof so long as the principal amounts thereof are not increased.

            (x) Liens to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and surety bonds and other similar obligations in the ordinary course of business.

            (xi) Liens on documents and related property arising in connection with trade letters of credit in the ordinary course of business.

            (xii) Liens (excluding liens permitted under clauses (i) through (xi) above) existing on the date hereof, the aggregate amount of liabilities secured by which does not exceed $5,000,000. All such Liens securing liabilities in excess of $250,000 are listed on Schedule 6.15 hereto.

            (xiii) Liens on Property of any Foreign Subsidiary in favor of the
                   Borrower or any other Subsidiary created in connection with the Subsidiary Reorganization.

            (xiv) Liens on Property of any Foreign Subsidiary incurred in connection with the Subsidiary Reorganization if such Liens are consented to by the Agent (which consent may be withheld by the Agent in its sole discretion).

            (xv) Liens (excluding liens permitted under clauses (i) through (xiv) above) to secure obligations of the Borrower or any Subsidiary, the principal amount of which does not exceed $15,000,000 at any one time.

     6.16. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of (i) $70,000,000 for Capital Expenditures during the fiscal year ending December 31, 2003 and
(ii) $60,000,000 for Capital Expenditures during each fiscal year after 2003 (such amount then permitted by the preceding clause (i) or (ii), as applicable, shall be referred to as the "Base Amount"), provided, however, that for each fiscal year after 2003, such Base Amount shall be increased by an amount (the "Carryover Amount") that is the lesser of (i) the excess, if any, of (A) the maximum aggregate amount of Capital Expenditures (including any Carryover Amount) permitted pursuant to this Section 6.16 for the immediately preceding fiscal year over (B) the aggregate amount of actual Capital Expenditures during such preceding fiscal year and (ii) $15,000,000. Notwithstanding the foregoing, if the Borrower or any Subsidiary has consummated a Permitted Acquisition, (I) the Base Amount for each fiscal year after the fiscal year in which such Permitted Acquisition occurs shall be increased by an amount equal to 30% of the portion of the purchase price allocated to plant, property and equipment and (II) the Base Amount for the fiscal year in which such Permitted Acquisition occurs shall be increased by an amount equal to the product of (x) the amount equal to 30% of the portion of the purchase price allocated to plant, property and equipment and
(y) a fraction the numerator of which is the number of full calendar months remaining in such fiscal year (not including the calendar month in which such Permitted Acquisition occurs) and the denominator of which is twelve.

     6.17. Limitation on Negative Pledge Clauses and Payment Restrictions Affecting Subsidiaries. (a) The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to), directly or indirectly, enter into any agreement with any Person which prohibits or limits the ability of any of the Borrower or any of its Domestic Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations, other than
(i) the agreements evidencing or governing Subordinated Indebtedness, (ii) Lien restrictions in a Capitalized Lease or other purchase money financing arrangement permitted hereunder relating to the asset financed thereunder and
(iii) purchase agreements, license agreements, leases and other similar agreements entered into in the ordinary course of business that prohibit a Lien on the asset or assets subject to such agreements.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of its Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Borrower or any of its Subsidiaries, except

     (1) restrictions imposed by the agreements and instruments governing or evidencing the Subordinated Indebtedness,

     (2)    restrictions imposed by applicable law,

     (3) existing restrictions under Indebtedness of any Subsidiary outstanding on the Closing Date,

     (4) restrictions under any Acquired Indebtedness not incurred in violation of any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Borrower or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

     (5) restrictions with respect solely to any of its Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

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

     (6) restrictions on transfer contained in purchase money Indebtedness; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such purchase money Indebtedness,

     (7) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business,

     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

     (9) in connection with and pursuant to permitted refinancings, replacements of restrictions imposed pursuant to clauses (3), (4) or (6) or this clause (9) of this Section 6.17(b) that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, and

     (10) restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with this Agreement; provided, that such restrictions relate only to one or more Foreign Subsidiaries.

     Notwithstanding the foregoing, (A) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (B) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Agreement may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

     6.18.  [Reserved].

     6.19. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Wholly-Owned Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction. Notwithstanding the foregoing, the Borrower may effect the Subsidiary Reorganization.

     6.20. Unfunded Liabilities. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower will not permit any Unfunded Liabilities to exist under any Plan.

     6.21. Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness which is adverse to the interests of the Lenders, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness, other than after the issuance of Permitted Subordinated Indebtedness, the exchange of notes evidencing such Indebtedness for notes that have terms substantially identical in all material respects to such original notes, except that such new notes do not contain terms with respect to transfer restrictions. No Permitted Subordinated Indebtedness shall bear interest required to be paid in cash at a rate in excess of 12% per annum. The Borrower shall exercise any option that permits it to capitalize interest on Subordinated Indebtedness in excess of 12% per annum. The Borrower shall give the Agent five Business Days' prior written notice of the terms of any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness. Notwithstanding the foregoing, so long as no Default or Unmatured Default shall have occurred and be continuing or would result, or would be reasonably likely to result, therefrom, the Borrower may repurchase the Existing Subordinated Indebtedness, provided that such repurchased Existing Subordinated Indebtedness shall be cancelled and not reissued.

     6.22.  [Reserved].

     6.23. Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction other than (i) Sale and Leaseback Transactions permitted by Section 6.11(viii), (ii) Sale and Leaseback Transactions between Foreign Subsidiaries in connection with the Subsidiary Reorganization and (iii) Sale and Leaseback Transactions entered into in connection with the Subsidiary Reorganization which Sale and Leaseback Transactions are consented to by the Agent (which consent may be withheld by the Agent in its sole discretion).

     6.24. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) guaranties of Indebtedness permitted by Section 6.11, provided that only Guarantors shall guarantee Subordinated Indebtedness, (iii) guaranties by the Borrower or any Subsidiary of employee credit card obligations in the ordinary course of business, (iv) recourse obligations in connection with the factoring of accounts and notes receivable of Foreign Subsidiaries, (v) guaranties and other Contingent Obligations of the Borrower or any Subsidiary with respect to obligations of any Subsidiary and (vi) other Contingent Obligations not otherwise permitted by clauses (i) through (v) above not exceeding $10,000,000 in the aggregate outstanding at any one time.

     6.25. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Financial Contracts pursuant to which the Borrower or any Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure.

     6.26.  Financial Covenants.

            6.26.1. Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than 4.00 to 1 for each fiscal quarter ending on or after September 30, 2003.

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          6.26.2. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than and 3.25 to 1 for each fiscal quarter ending on or after September 30, 2003.

          6.26.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $358,875,000, plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending September 30, 2003 (without deduction for losses), plus (iii) 50% of the amount of any addition to the consolidated stockholders' equity of the Borrower and its Subsidiaries at any time resulting from the issuance or sale of any Equity Interests by the Borrower after June 30, 2003.

          6.26.4. Pro Forma Calculation. In the event that the Borrower or any Subsidiary shall have consummated a Permitted Acquisition or an Investment in a joint venture during any four fiscal quarter period for which any financial covenant contained in this Section 6.26 is calculated, such financial covenant shall be calculated as if such Permitted Acquisition or Investment (including any Indebtedness incurred in connection therewith) had been consummated on the first day of such four fiscal quarter period, provided that the Borrower shall not include such Permitted Acquisition or Investment in the calculation of Consolidated EBITDA, unless the Borrower shall have delivered to the Lenders, at or prior to the time financial statements as of the last day of such four fiscal quarter period are delivered to the Lenders pursuant to Section 6.1, audited financial statements of the acquired business or Person or joint venture, as the case may be, stated in Dollars and presented in conformity with U.S. generally accepted accounting principles, and covering the period from the first day of such four fiscal quarter period to the actual date of the consummation of such Permitted Acquisition. Prior to the consummation of any Permitted Acquisition for Consideration in excess of $30,000,000 or at any time the Borrower has consummated Permitted Acquisitions having Consideration of more than $50,000,000 in the aggregate since the end of the most recent Fiscal Quarter for which financial statements have been delivered, the Borrower shall deliver to the Agent a certificate signed on behalf of the Borrower by its Chief Financial Officer or Treasurer setting forth the Leverage Ratio as of the last day of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 6.1 calculated on a pro forma basis as if such Permitted Acquisition were entered into at the beginning of the four-fiscal quarter period and otherwise in accordance with the provisions set forth in this subsection 6.26.4.

     6.27. Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary to, change the fiscal year of the Borrower or any Subsidiary.

     6.28. Guarantors; Pledges of Equity Interests of Foreign Subsidiaries. (a) If at any time on or after the Closing Date, any one or more Domestic Subsidiaries shall constitute a Material Domestic Subsidiary, the Borrower shall promptly notify the Agent thereof, which notice shall specify the date as of which such Domestic Subsidiary or Subsidiaries became a Material Domestic Subsidiary. A Subsidiary with respect to which the Borrower complies with this Section may be excluded in determining whether one or more Subsidiaries collectively constitute a Material Domestic Subsidiary. Within 90 days after the date specified in such notice, the Borrower shall (i) cause such Material Domestic Subsidiary to execute and deliver to the Agent a Guaranty and such Collateral Documents with respect to substantially all of the

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Property of such Material Domestic Subsidiary (other than such Material Domestic
Subsidiary's owned or leased real property, unless required pursuant to Section 6.29) as the Agent shall reasonably request (all such Collateral Documents to cover substantially similar Collateral and otherwise to be substantially similar to corresponding Collateral Documents executed by the Borrower and otherwise in form and substance reasonably satisfactory to the Agent) and (ii) pledge to the Agent, for the benefit of the Holders of Secured Obligations, all of the Equity Interests of such Material Domestic Subsidiary held by the Borrower, in each case together with such supporting documentation, including authorizing resolutions and/or opinions of counsel, as the Agent may reasonably request. Notwithstanding the foregoing, if the Borrower acquires a Material Domestic Subsidiary pursuant to a Permitted Acquisition, the Borrower may, as an alternative to complying with the preceding sentence, within 90 days after the consummation of such Permitted Acquisition, cause such Material Domestic Subsidiary to merge into, or to transfer all or substantially all of its assets to, the Borrower or a Guarantor.

     (b) Within 90 days after the completion of the Subsidiary Reorganization, but in any event no later than September 30, 2004, the Borrower shall, and shall cause each Guarantor to, execute a pledge agreement, or a supplement to an existing pledge agreement, in form and substance reasonably satisfactory to the Agent, pledging with respect to Illinois law, the Equity Interests of any Foreign Subsidiary then owned (after giving effect to the Subsidiary Reorganization, if completed) directly by the Borrower or such Guarantor, provided that such pledges, individually or collectively, with respect to any Foreign Subsidiary shall not exceed 65% of the Voting Equity Interests of such Foreign Subsidiary. If at the time such pledge or pledges are granted the Subsidiary Reorganization has not been completed, the Agent shall, upon the written request of the Borrower and so long as no Default shall have occurred and be continuing, release its Lien or Equity Interests in any such Foreign Subsidiaries to the extent required in order to complete the Subsidiary Reorganization.

     6.29. Future Liens on Real Property. Upon the request of the Agent, (i) at any time the ratio of (x) Consolidated Funded Indebtedness to (y) Consolidated EBITDA for the then most-recently ended four fiscal quarters, beginning with the fiscal quarter ending September 30, 2003, is greater than 2.5 to 1.0 as reported in the financial statements required to be delivered under Section 6.1(i) or in the pro forma Leverage Ratio calculation required to be delivered under Section
6.26.4 or (ii) after the occurrence and during the continuance of a Default, the Borrower shall and shall cause each Guarantor to, at their sole cost and expense, execute and deliver to the Agent, within 30 days of such request: (i) a mortgage, deed of trust, collateral assignment or other appropriate documentation evidencing a Lien on all of the real property having a fair market value of at least $2,000,000 then owned or leased by the Borrower and each of its Guarantors; (ii) if requested by the Agent, title insurance policies insuring the Agent's interest therein, surveys, and legal opinions, each in form and substance satisfactory to the Agent; (iii) if requested by the Agent or the Required Lenders, the Borrower shall retain, at the Lenders' sole cost and expense (or, if a Default has occurred, at the Borrower's sole cost and expense), an outside environmental consulting firm for the purpose of conducting a Phase I environmental site assessment, and any follow-up investigation reasonably suggested by such assessment, of any of the Property which functions as a manufacturing or a warehousing facility, provided, however, that if upon any such request of the Agent or Required Lenders, the Borrower shall fail to retain such outside consulting firm within a reasonable time period, the Borrower hereby agrees that the Agent is authorized to retain an outside environmental consulting firm, at the Borrower's sole

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cost and expense, to conduct the aforementioned assessments; and (iv) if reasonably determined by the Agent to be required under the Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA"), the Agent may, with respect to each Property to be mortgaged and at the Borrower's sole cost and expense, retain an appraiser to perform a real estate appraisal prepared in accordance with the requirements of FIRREA and the regulations promulgated thereunder. Notwithstanding the foregoing, with respect to any such real property leased by the Borrower or a Guarantor, such Person shall be required to use commercially reasonable efforts to obtain the consent of the lessor of such real property to such Lien and shall not be required to grant such Lien if such consent is not obtained. Any Lien granted under this Section
(i) shall be subject only to Liens as otherwise shall be permitted by this Agreement and (ii) shall remain in effect until the Facility Termination Date unless otherwise consented to by the Required Lenders. The foregoing provision shall not apply to (a) real property acquired with purchase money financing otherwise permitted hereunder, until such purchase money financing has been repaid and the purchase money lien released, (b) Sale and Leaseback Transactions otherwise permitted hereunder or (c) then-existing leases assumed or acquired pursuant to a Permitted Acquisition; and the foregoing provision shall apply to the leasing of any real property only if (i) the term of such lease (without regard to any extension thereof at then current market rent) is more than five years, (ii) such real property consists of an operating plant or (iii) such lease has a material value by reason of a purchase option, below-market rent or otherwise.

     6.30. Restricted Account Agreements. Upon the request of the Agent, (i) at any time the ratio of (x) Consolidated Funded Indebtedness to (y) Consolidated EBITDA for the then most-recently ended four fiscal quarters, beginning with the fiscal quarter ending September 30, 2003, is greater than 2.5 to 1.0 as reported in the financial statements required to be delivered under Section 6.1(i) or in the pro forma Leverage Ratio calculation required to be delivered under Section
6.26.4 or (ii) after the occurrence and during the continuance of a Default, the Borrower shall, within 30 days of such request, or such longer time period as consented to by the Agent in its sole discretion, deliver to the Agent the Restricted Account Agreements described in Section 6(vi) of the Security Agreement.

                                   ARTICLE VII
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan or Reimbursement Obligation when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

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     7.3.   The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.19, 6.21, 6.23,
6.24, 6.25, 6.26, 6.27 or 6.28; or the breach by the Borrower of any of the terms and conditions of Section 6.1, 6.3, 6.6, 6.9 or 6.29 which is not remedied within ten days.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty days after written notice from the Agent or the Required Lenders.

     7.5. (i) Failure of the Borrower or any of its Subsidiaries to pay when due (after taking into account any applicable grace periods) any Indebtedness (other than Indebtedness owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or another Subsidiary and other than Rate Management Obligations) outstanding in a principal amount aggregating in excess of $10,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries then outstanding in a principal amount in excess of $10,000,000 shall be declared to be due and payable or required to be prepaid or repurchased (other than by regularly scheduled payment and other than in connection with the permitted repurchase or redemption of the Existing Subordinated Indebtedness) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due; or (ii) the occurrence of an early termination under any Rate Management Transaction resulting from (A) any event of default under such Rate Management Transaction as to which the Borrower or any Subsidiary is the defaulting party or (B) any termination event as to which the Borrower or any Subsidiary is an affected party and, in either event, the termination value or other similar obligation owed by the Borrower or such Subsidiary as a result thereof is in excess of $10,000,000 and remains unpaid.

     7.6. The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file (by the deadline for such filing) an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith and in a reasonably timely manner any appointment or proceeding described in Section 7.7.

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     7.7.   Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and in each case such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by insurance as to which the insurer has not disclaimed coverage) in excess of $10,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith in a reasonably timely manner.

     7.10. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount which could reasonably be expected to have a Material Adverse Effect.

     7.12. The Borrower or any of its Subsidiaries shall (i) be the subject of any order by any Governmental Authority or any judicial determination of liability pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect, taking into account amounts to be paid by third parties.

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     7.13.  Any Change in Control shall occur.

     7.14. Any Collateral Document shall fail to remain in full force or effect or any action shall be taken by the Borrower or any of its Subsidiaries to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

     7.15. Any Guarantor shall take any action to revoke or discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that is has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuing Lender or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of each Lender affected thereby:

            (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan, postpone the date fixed for any payment of Reimbursement Obligations, forgive all or any portion of the principal amount of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees hereunder.

            (ii) Reduce the percentage specified in the definition of Required Lenders or amend the definition of Pro Rata Share.

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            (iii)  Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.7, or increase the amount of the Aggregate Commitment (except pursuant to Section 2.6(B)) or of the Commitment of any Lender hereunder, or reduce the Aggregate Commitment other than ratably among the Lenders having Commitments, or permit the Borrower to assign its rights under this Agreement.

            (iv)   Amend this Section 8.2.

            (v) Release any Guarantor, except in connection with a disposition of Equity Interests of a Guarantor otherwise permitted by the Loan Documents, or, except as provided in the Loan Documents, release all or substantially all of the Collateral (except that the mortgages which have been granted pursuant to Section 6.29 may be released upon the consent of the Required Lenders).

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Issuing Lender shall be effective without the written consent of the Issuing Lender.

     8.3. Preservation of Rights. No delay or omission of the Lenders, the Issuing Lender or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuing Lender and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower, and the Issuing

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Lender shall not be obligated to issue any Letter of Credit for the account of the Borrower, in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any reasonable out-of-pocket expenses (including reasonable fees and expenses of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Issuing Lender and the Lenders for any reasonable out-of-pocket expenses (including reasonable fees, time charges and expenses of attorneys for the Agent, the Issuing Lender and the Lenders, which attorneys may be employees of the Agent) paid or incurred by the Agent, the Issuing Lender or any Lender in connection with the collection and enforcement of the Loan Documents.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Issuing Lender, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Issuing Lender, any Lender or any of their respective affiliates is a party thereto) which any of them may pay or incur arising out of or relating to any litigation, investigation, claims or proceedings which arise out of or are related to this Agreement, the other Loan Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Loan hereunder, or the issuance of any Letter of Credit hereunder or the direct or indirect application or proposed application of the proceeds of any drawing thereunder, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or any affiliate of such party. The

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obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Issuing Lender and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the Issuing Lender nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the Issuing Lender nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the Issuing Lender nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought or any affiliate of such party. Neither the Agent, the Arranger, the Issuing Lender nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates (that are not competitors of the Borrower or any Subsidiary in any of their respective lines of business) and to other Lenders and their respective Affiliates (that are not competitors of the Borrower or any Subsidiary in any of their respective lines of business), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) as may be required or appropriate, to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) as may be required or appropriate, to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or securitization transactions or to legal counsel, accountants and other professional advisors to

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such counterparties, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

     9.12. Disclosure. The Borrower and each Lender hereby acknowledge and agree that one or more affiliates of Bank One are or may become direct or indirect equity investors in the Borrower, and each Lender hereby waives any liability of Bank One or such affiliate to such Lender arising out of or resulting from such investments or relationships, other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its affiliates.

     9.13. Performance of Obligations. The Borrower agrees that, after the occurrence and during the continuance of a Default, the Agent may, but shall have no obligation to, (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral (other than any of the foregoing which is permitted hereunder) and
(ii) make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its reasonable efforts to give the Borrower five (5) Business Days' notice of any action taken under this Section 9.13 prior to the taking of such action; provided that the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, promptly after receipt of a reasonably detailed invoice therefor, the principal amount of all funds advanced by the Agent under this Section 9.13, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.13 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.13 shall neither relieve any other Lender of its

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obligation hereunder to make available to the Agent such other Lender's Pro Rata
Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.13 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

     9.14. Waiver of Notice. The Lenders party hereto that are lenders party to the Existing Credit Agreement hereby (i) waive the requirement of Section 2.5 of the Existing Credit Agreement that the Borrower give the agent thereunder three business days' written notice of termination in whole of the lenders' commitments thereunder and (ii) consent to such notice being given prior to 10:00 a.m. (Chicago time) on the effective date of such termination.

     9.15. Non-Reliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loan provided for herein.

                                    ARTICLE X
                                    THE AGENT

     10.1. Appointment; Nature of Relationship. Bank One, NA, having its principal office in Chicago, Illinois is hereby appointed by each of the Lenders (including the Issuing Lender, and each reference in this Article X to a Lender shall include the Issuing Lender) as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or

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omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person or any affiliate of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or all of the Lenders, as applicable. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

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     10.8.  Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents

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and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective upon the appointment of a successor Agent as set forth herein. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. Any appointment of a successor Agent shall be subject to the Borrower's consent, which shall not be unreasonably withheld or delayed, provided that such consent shall not be required at any time that a Default shall have occurred and be continuing. Notwithstanding the foregoing, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent's Fee. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated July 15, 2003, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

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     10.16. Collateral Releases. The Lenders hereby empower and authorize the
Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral or of any Guarantor which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

     10.17. Co-Agents, etc. Neither the Syndication Agents nor the Documentation Agents nor any Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders or the Issuing Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, other than trust accounts) and any other Indebtedness at any time held or owing by any Lender or the Issuing Lender or any Affiliate of any Lender or the Issuing Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender or the Issuing Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     11.3. Application of Payments. So long as a Default shall have occurred and be continuing, or if the Borrower shall otherwise fail to direct the application of payments hereunder, the Agent shall, unless otherwise specified at the direction of the Required Lenders, which direction shall be consistent with the last sentence of this Section 11.3, apply all payments and prepayments (other than prepayments pursuant to Section 2.8(A)) in respect of any Obligations and all proceeds of Collateral in the following order:

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            (A)  first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

            (B) second, to pay interest on and then principal of any advance made under Section 9.13 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

            (C) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Agent;

            (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Lender;

            (E)  fifth, to pay interest due in respect of Swing Line Loans;

            (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and Reimbursement Obligations;

            (G) seventh, to the ratable payment or prepayment of principal outstanding on the Swing Line Loans;

            (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans, Reimbursement Obligations and Rate Management Obligations in such order as the Agent may determine in its sole discretion; and

            (I)  ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (I) of this
Section 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person, provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the consent of the Swing Line Lender. The order of priority set forth in clauses (A) through (C) of this
Section 11.3 may be changed only with the prior written consent of the Agent.

     11.4.  Relations Among Lenders.

     Except with respect to the exercise of set-off rights of any Lender in accordance with Section 11.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor

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institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent. Notwithstanding the foregoing, and subject to Section 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Lender and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, (ii) any assignment by any Lender must be made in compliance with Section 12.3 and (iii) any assignment or delegation of duties by the Agent shall be made only in compliance with Article
X. The parties to this Agreement acknowledge that clause (ii) of this Section
12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.  Participations.

            12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities that are not competitors of the Borrower or any Subsidiary in any of their respective lines of business ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and L/C Interests and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement

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shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, L/C Interest or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, L/C Interest or Commitment, postpones the expiry date of any Letter of Credit beyond the Facility Termination Date, releases any guarantor of any such Loan or Reimbursement Obligation or releases all or substantially all of the collateral, if any, securing any such Loan or Reimbursement Obligation.

            12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.  Assignments.

            12.3.1. Permitted Assignments. Any Lender or the Issuing Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities that are not competitors of the Borrower or any Subsidiary in any of their respective lines of business ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default exists, the consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an affiliate thereof. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an affiliate thereof shall (unless the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or its outstanding Loans and L/C Interests (if the applicable Commitment has been terminated).

            12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the

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Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Interests under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and L/C Interests assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender or the assigning Lender shall cause the Transferee, concurrently with the effectiveness of such transfer or assignment, to comply with the provisions of
Section 3.5(iv).

                                  ARTICLE XIII
                                     NOTICES

     13.1. Notices. Except as otherwise permitted by Section 2.15 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or in its assignment agreement entered into pursuant to Section 12.3 or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by

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

mail, seven days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

     13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV
                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                     BIO-RAD LABORATORIES, INC., as the Borrower


                                     By:    /s/ Ronald W. Hutton
                                        ----------------------------------------
                                     Name:  Ronald W. Hutton
                                     Title: Treasurer


                                     Address:  1000 Alfred Nobel Drive
                                               Hercules, CA 94547

                                     Attention:  Chief Financial Officer (with
                                                 a copy to the General Counsel)


                                     Telephone.:  (510) 741-7000
                                     FAX.:        (510) 741-5815


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

Commitments
-----------

$24,000,000                          BANK ONE, NA (Main Office Chicago),
                                     Individually as a Lender, as an Issuing
                                     Lender and as Administrative Agent


                                     By:    /s/ Dana Jurgens
                                        ----------------------------------------
                                     Name:  Dana Jurgens
                                     Title: Director


                                     Address:
                                     1 Bank One Plaza
                                     Mail Suite: IL 1-0536
                                     Chicago, IL 60603
                                     Attention: Dana Jurgens
                                     Telephone No.: (312) 325-3207
                                     Facsimile No.: (312) 325-3238
                                     E-Mail: dana_e_jurgens@bankone.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$19,000,000                          WELLS FARGO BANK, N.A., Individually as
                                     a Lender and as a Syndication Agent


                                     By:    /s/ Nuzka Bukhari
                                        ----------------------------------------
                                     Name:  Nuzka Bukhari
                                     Title: Vice President


                                     Address:
                                     One Kaiser Plaza, Suite 850
                                     Oakland, CA 94612
                                     Attention:  Nuzha Bukhari
                                     Phone: (510) 464-1706
                                     Fax:   (510) 839-2296
                                     E-mail: nuzha.bukhari@wellsfargo.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$19,000,000                          UNION BANK OF CALIFORNIA, N.A.,
                                     Individually as a Lender and as a
                                     Syndication Agent


                                     By:    /s/ Mark Reardon
                                        ----------------------------------------
                                     Name:  Mark Reardon
                                     Title: Vice President


                                     Address:
                                     601 Potrero Grande Drive
                                     Monterey Park, CA 91754
                                     Attention:  Shirley Davis
                                     Telephone No.: (323) 720-7055
                                     Facsimile No.: (323) 724-6198
                                     E-Mail:  shirley.davis@uboc.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$19,000,000                          ABN AMRO BANK N.V., Individually as a
                                     Lender and as a Documentation Agent


                                     By:    /s/ Todd J. Miller
                                        ----------------------------------------
                                     Name:  Todd J. Miller
                                     Title: Assistant Vice President


                                     By:    /s/ Rae Etherton
                                        ----------------------------------------
                                     Name:  Rae Etherton
                                     Title: Group Vice President


                                     Address:
                                     208 South LaSalle Street, Suite 1500
                                     Chicago, IL 60604
                                     Attention:  Credit Administration
                                     Phone: (312) 992-5121
                                     Fax:   (312) 992-5111
                                     E-mail: connie.podgorny@abnamro.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$19,000,000                          BNP PARIBAS, Individually as a Lender
                                     and as a Documentation Agent


                                     By:    /s/ Sandra F. Bertram
                                        ----------------------------------------
                                     Name:  Sandra F. Bertram
                                     Title: Vice President


                                     By:    /s/ Katherine Wolfe
                                        ----------------------------------------
                                     Name:  Katherine Wolfe
                                     Title: Director


                                     Address:
                                     One Front Street, 23/rd/ Floor
                                     San Francisco, CA 94111
                                     Attention:  Joseph Mack
                                     Phone: (415) 772-1355
                                     Fax:   (415) 296-8954
                                     E-Mail: joseph.mack@americas.bnpparibas.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$17,500,000                          COMERICA BANK, Individually as a Lender and
                                     as a Managing Agent


                                     By:    /s/ Elise Walker
                                        ----------------------------------------
                                     Name:  Elise Walker
                                     Title: Vice President


                                     Address:
                                     1920 Main Street
                                     Irvine, CA 92614
                                     Phone: (949) 798-7243
                                     Fax:   (949) 476-1222
                                     E-Mail: emwalker@comerica.com


                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$17,500,000                          U.S. BANK NATIONAL ASSOCIATION,
                                     Individually as a Lender and as a
                                     Managing Agent


                                     By:    /s/ Janet E. Jordan
                                        ----------------------------------------
                                     Name:  Janet E. Jordan
                                     Title: Vice President


                                     Address:
                                     555 S.W. Oak Street, Suite 400
                                     Mail Code: PD-OR-P4CB
                                     Portland, OR 97204
                                     Phone: (503) 275-5871
                                     Fax:   (503) 275-5428
                                     E-Mail: janet.jordan@usbank.com

                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement

$15,000,000                          THE NORTHERN TRUST COMPANY, Individually as
                                     a Lender and as a Managing Agent


                                     By:    /s/ Patricia A. Williams
                                        ----------------------------------------
                                     Name:  Patricia A. Williams
                                     Title: Vice President


                                     Address:
                                     50 South LaSalle
                                     Chicago, IL 60675
                                     Attention:  Patricia A. Williams
                                     Phone: (312) 630-0884
                                     Fax:   (312) 444-7028
                                     E-Mail: paw9@ntrs.com

                  Signature Page to Bio-Rad Laboratories, Inc.
                                Credit Agreement